SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
First Amended

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 9, 2007

  Shelby Group Inc.,

 (Exact name of Registrant as Specified in Its Charter)

Nevada

 (State or Other Jurisdiction of Incorporation)

000-32773	86-1024816
(Commission File Number)	(E.I.N. #)

10135 E. Via Linda, Suite D-224A, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 391-1110

 (Registrant's Telephone Number, Including Area Code)

10135 E. Via Linda, Suite D-224A, Scottsdale, AZ 85260

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 4. Matters Related to Accounting and Financial Statements.

Pursuant to section 4.01, Changes in Registrants Certifying Accountant, the President, Kevin Ericksteen, would like to announce the Engagement as of May 9, 2007 of Moore & Associates, Chartered Accountants and Advisors, a PCAOB Registered Firm, as the Companies new Certifying Accountants.

Pursuant to Item 301(a)(1)(i) of Regulation S-B we are required to note that Braverman International, P.C. resigned due to partner rotation rules on March 19, 2007. On March 23, 2007 the company’s directors approved the decision to retain DeJoya Griffith & Company, whom were retained as of said date. Pursuant to an approval by the Board of Directors, DeJoya Griffith & Company were dismissed as the Company’s Auditors on May 7, 2007, there being no conflicts between the parties.

Pursuant to Item 304(a)(1)(ii) of Regulation S-B, the President of the Company has reviewed the audit reports of both Braverman International, P.C. for the years 2004 & 2005, and the audit report of DeJoya Griffith & Co for the year 2006, the only year they audited the Company. Braverman International, P.C. reported both in years 2004 and 2005 that the position of the company as a development stage company with limited operations created substantial doubt as to the ability of the Company to continue operations. These reports had no impact on the relationship between Braverman International, P.C. and the issuer. There were no adverse opinions reported by DeJoya Griffith & Company in their audit reports in 2006, the only year of their engagement.

Pursuant to Item 304(a)(1)(iv)(A) of Regulation S-B there were no disagreements, resolved or not, with either Braverman International, P.C., nor DeJoya Griffith and Company, resolved or not, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which have caused either to make reference to subject matter of the disagreements in connection with their reports during anytime of their engagement.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements
None

(d) Exhibits

Exhibit No.	Description
99.1	Braverman International, P.C. Letter
99.2	DeJoya Griffith and Company Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shelby Group Inc.,
(Registrant)
Date: June 11, 2007	By:	/s/ Kevin Ericksteen
Kevin Ericksteen
President and Director